EXHIBIT 99.1

CIT REPORTS FOURTH QUARTER 2010 NET INCOME OF $75 MILLION, $0.37 PER DILUTED SHARE;
FULL-YEAR 2010 NET INCOME OF $517 MILLION, $2.58 PER DILUTED SHARE

Fourth Quarter Financial Highlights

  Business activity increased - new funded volume up 41% sequentially
  Portfolio optimization advanced - sold $1.2 billion of assets
  Credit quality remained stable - non-accrual loans declined 20%
  High cost debt reduced - $1.4 billion of Series B notes repaid
  Operating expenses declined excluding $32 million office consolidation charge
  Capital ratios remain strong - Tier One Capital ratio exceeds 19%
  Book value increased to $44.48 per share

     NEW YORK – February 15, 2011 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today reported net income for the quarter ended December 31, 2010 of $75 million, $0.37 per diluted share. Net income for the full year was $517 million, $2.58 per diluted share.

     “I am pleased with the significant progress we have made this past year,” said John A. Thain, Chairman and Chief Executive Officer. “We’ve completed the build out of our senior management team, eliminated more than $7 billion of high-cost debt, sold more than $5 billion of assets, and funded more than $4.5 billion in new business. We will continue to serve the small business and middle market sectors, the engines of economic growth in the U.S., as we remain focused on increasing the value of our franchise.”

     As announced on February 2, 2011, CIT will restate the financial results of the first three quarters of 2010 in conjunction with filing its Form 10-K. Information regarding the restatements is provided in the “2010 Quarterly Restatements” section and tables that follow. All comparisons to prior 2010 quarters are to this restated information.

Summary of Fourth Quarter Financial Results

     Fourth quarter results reflect broad-based increases in new business volume, further progress reducing our funding costs and continued stabilization in credit trends. Net income declined sequentially reflecting a decrease in interest income, lower gains on asset sales and higher operating expenses, which included a $32 million pre-tax restructuring charge. Earnings also reflect a decline in net finance revenue, attributable in part to lower average earning assets, higher credit costs, and increased debt prepayment fees of $49 million, partially offset by favorable income tax settlements. Pre-tax income includes benefits from fresh start accounting (FSA) related items that totaled $289 million, up $9 million sequentially.

     Total assets declined $2.5 billion during the quarter to $51.0 billion at December 31, 2010, as contraction from the sale of non-core assets, prepayments and portfolio run-off exceeded new business activity. Significant asset sales included certain energy-related assets in Corporate Finance, several aircraft in Transportation Finance, and the private student loan portfolio in the Consumer segment. Assets held for sale at December 31, 2010 include vendor receivables, government-guaranteed student loans and corporate loans. New funded business volume increased to $1.5 billion from $1.1 billion last quarter, reflecting increased corporate lending and aircraft deliveries.

     Net finance revenue1 declined from the third quarter as the impact of lower average earning assets (down $2.5 billion) exceeded the slightly higher FSA accretion. Net operating lease revenues were down slightly from the third quarter as the benefit of higher equipment asset balances was offset by the impact of lower lease rates on renewals. As a percentage of average earning assets, net finance revenue was 3.04%, down from 3.44% in the third quarter, and included a 2.94% benefit from FSA. Excluding FSA and the effect of prepayment penalties on high-cost debt in both quarters, margin was 0.56%, down 39 basis points from the third quarter, as our changing portfolio mix more than offset the benefits of paying down high-cost debt. Asset yields declined due to the impact from the third quarter sale of higher yielding consumer receivables in Vendor Finance as well as compressed operating lease margins.

     Other income (excluding operating lease rentals) was down from the third quarter as lower gains on asset sales offset higher recoveries on receivables charged-off prior to the adoption of FSA.

     Operating expenses for the December 2010 quarter included $32 million of restructuring charges related primarily to the consolidation of office space in the New York region. Absent these charges, operating expenses declined from the prior quarter, primarily due to lower compensation costs.

     The current quarter includes an income tax benefit as favorable settlements of prior year international tax positions were partially offset by taxes on international operations and valuation allowances related to U.S. losses.

Credit

     Non-accrual loans decreased over $400 million from the third quarter to $1.6 billion, due primarily to repayments and asset dispositions in Corporate Finance and Transportation Finance. Reported net charge-offs were $180 million, up from $101 million in the third quarter. This increase includes the acceleration of charge-offs based on delinquency status in selected small-ticket

1 Net finance revenue is a non-GAAP measure, see page 18 for reconciliation of non-GAAP to GAAP financial information.

portfolios in Vendor Finance and Corporate Finance as well as charge-offs on loans moved to held for sale. These amounts do not reflect $69 million of recoveries of pre-FSA charge-offs recorded in other income.

     Management also evaluates credit performance using credit metrics that exclude the impact of FSA. On this basis, gross charge-offs were $306 million for the fourth quarter, up $72 million from the third quarter. Non-accrual loans of $2.0 billion decreased from $2.6 billion at the end of the third quarter. New inflows to non-accrual loans continued to decline.

Allowance for Loan Losses

     The allowance for loan losses decreased to $416 million. Specific reserves increased largely due to pre-emergence loans, including energy exposures. Non-specific reserves declined as a result of the acceleration of charge-offs based upon delinquency status, portfolio contraction, and charge-offs on assets moved to held for sale, partially offset by reserve build for new volume. In aggregate, the provision rose $17 million from the third quarter.

Capital and Funding

     Total cash at December 31, 2010 was $11.2 billion and consisted of $6.3 billion at the bank holding company, $1.3 billion at CIT Bank, $1.0 billion at operating subsidiaries and $2.6 billion in other restricted cash.

     We redeemed $1.4 billion of 10.25% Series B Notes during the fourth quarter and the remaining balance of Series B notes (approximately $750 million) on January 4, 2011. We also redeemed $500 million of the 7% Series A notes due in 2013 on January 31, 2011.

     Tier 1 and Total Capital ratios at year-end were 19.1% and 20.0%, respectively, up from 18.4% and 19.3% at September 30, 2010. Risk-weighted assets totaled $44.1 billion, down from $45.3 billion due to lower asset levels and partially offset by the Company’s commitment to purchase 38 new Boeing aircraft. Book value per share at December 31, 2010 was $44.48.

Segment Highlights

Corporate Finance

     Corporate Finance pre-tax earnings were $55 million, down from $139 million in the third quarter, as an increase in credit costs and lower gains on asset sales offset higher recoveries on loans charged-off prior to the adoption of FSA. Financing and leasing assets declined to $8.8 billion, largely due to sales of certain domestic energy-related assets and non-U.S. loans, partially offset by higher new business activity. Committed new volume more than doubled and funded loan volume increased

57% from the third quarter. Most of the U.S. volume was originated by CIT Bank. Non-accrual loans declined $276 million to $1.2 billion at December 31, 2010 on sales, repayments and charge-offs. The increase in provision for credit losses was largely concentrated in the small business lending and energy portfolios. Operating expenses declined from the third quarter on lower compensation costs, reflecting, in part, a 5% reduction in headcount.

Transportation Finance

     Transportation Finance pre-tax earnings were $10 million, down from $19 million in the third quarter, as lower gains on asset sales offset a lower provision for credit losses. Rail fleet utilization, including commitments, increased slightly to above 94%, but that benefit was offset by lower renewal rates. Rental income in commercial aerospace was impacted by the redeployment of aircraft, including eight aircraft returned from a bankrupt carrier, as well as renewal rate pressure. Non-accrual loans declined, primarily due to a repayment by a business air customer. In the fourth quarter we placed six new aircraft and we have lease commitments for all aircraft to be delivered in 2011. We recently announced an order for 38 new Boeing aircraft that are scheduled for delivery between 2014 and 2017.

Trade Finance

     Trade Finance pre-tax earnings were $5 million, reflecting lower credit costs, interest expense and operating expenses. Factoring volume was $7 billion, unchanged from the third quarter and reflected a net benefit from new accounts. Net interest revenue improved due to repayments of certain non-accrual accounts, which also reduced the non-accrual loan balance. Other income rose due to higher recoveries on accounts charged-off prior to the adoption of FSA. Net charge-offs were essentially flat with the third quarter and reserves on specific non-accrual accounts decreased in the fourth quarter.

Vendor Finance

     Vendor Finance pre-tax earnings were $49 million, down from $89 million in the third quarter, reflecting lower gains on asset sales and a decline in asset yields. The reduced portfolio yields reflect the sales and run-off of higher-yielding consumer receivables, which had a higher risk profile. We funded $584 million of new business volume, an increase of 8%, with double-digit yields that were consistent with new business yields in the third quarter. Total financing and leasing assets declined $0.3 billion to $5.4 billion as the business continues to streamline its portfolio mix. Provision for credit losses decreased due to portfolio contraction, including transfers to held for sale. Non-accrual loans rose, while delinquencies declined from the third quarter.

Consumer Finance

     Consumer Finance pre-tax earnings were $1 million, improved from a pre-tax loss of $14 million in the third quarter as asset margins improved due to accelerated FSA accretion. We completed the sale of the private student loan portfolio, which resulted in a slight loss that was recorded in other income. In January we announced that we will outsource the servicing of the remaining government-guaranteed student loan portfolio and completed the sale of approximately $250 million of government-guaranteed loans.

CIT Bank

     CIT Bank continues to actively originate new loans. Committed loan volume was the highest for the year at $675 million, of which $370 million was funded, representing a 64% increase over the third quarter. Total assets declined from September 30, 2010, as cash was used to repay a borrowing facility, and loans remained flat at $5.2 billion. Total deposits declined modestly to $4.5 billion, due to reduced funding requirements. The bank established a $250 million conduit facility, which is currently undrawn and creates back-up liquidity. The Total Capital ratio at the Bank was 58.1% and the Tier 1 Leverage ratio was 24.4%.

Full Year 2010 Results

     CIT’s 2010 results reflect the Company’s progress with respect to its strategic priorities including hiring key personnel, optimizing the portfolio, reducing the cost of capital and improving its operations as a bank holding company. Full year 2010 net income was $517 million, $2.58 per diluted share and included a significant contribution from FSA. Operating results reflect lower asset levels, increasing new business volumes, lower funding costs and re-establishment of the allowance for loan losses. Total finance and leasing assets declined to $37 billion, including the sale of over $5 billion of consumer or non-core commercial assets. Proceeds from asset sales, portfolio run-off and new financings enabled the repayment of $6 billion of high cost debt during 2010 and the Company’s capital ratios increased significantly as a result of the strong earnings and strategic portfolio reductions. Full-year FSA net accretion added $1.5 billion to pre-tax income; well above initial forecasts largely due to accelerated asset repayments. The effective tax rate of 32% for the full year primarily reflects taxes on income from certain international operations and valuation allowances recorded against U.S. losses.

     Reported net charge-offs were $465 million for the year, or 1.53% of average finance receivables. These amounts do not reflect $278 million of recoveries of pre-FSA charge-offs that were recorded in other income. Reported non-accrual loans were $1.6 billion, up $42 million from December 31, 2009. Excluding the impact of FSA, net charge-offs for the year were $982 million, or 2.91% of pre-FSA average finance receivables and exclude recoveries of $278 million in other income. On a pre-FSA basis, non-accrual loans declined from $2.8 billion at December 31, 2009 to $2.0 billion. New inflows to non-accrual loans for the past two quarters remained considerably below the quarterly rate for the first half of the year.

2011 Commentary

     The Company expects 2011 results to reflect significantly reduced FSA benefits as expectations for asset repayments slow and voluntary Series A debt redemptions result in both prepayment fees and FSA-related costs since the debt is carried at a discount. The Company remains focused on increasing new business volume and utilizing cost efficient funding sources, such as deposits and conduit facilities, to improve pre-FSA net finance margins. The Company remains committed to reducing operating expenses but will continue to invest in infrastructure and controls.

2010 Quarterly Restatements

     The Company recently announced it will restate its financial statements for each of the first three quarters of 2010. This restatement is to correct for errors that relate primarily to the application of FSA. These restated amounts will include previous revisions to the quarters ended March 31, 2010 and June 30, 2010 that were included in the September 30, 2010 Form 10-Q. The effect of the restatement from the revised results that were included in the Company's September 30, 2010 Form 10-Q was a $24 million increase in net income for the nine months ended September 30, 2010, resulting in net income of $442 million for that period. Net income increased for the quarters ended March 31, 2010 and June 30, 2010, by $29 million and $10 million, respectively and decreased for the quarter ended September 30, 2010 by $15 million. The December 31, 2009 balance sheet was revised for immaterial items. The combined impact of these changes is an increase of $0.10 per share to the previously reported book value and a slight change to the previously reported tangible book value, both as of September 30, 2010.

     Tables reflecting the previously reported balances, required corrections and restated amounts impacting the income statements and balance sheets, along with descriptions of significant corrections are included in the accompanying financial tables.

See attached tables for financial statements and supplemental financial information.

Conference Call and Web cast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio Web cast today, February 15, 2011, at 8:00 a.m. (EST). Interested parties may access the conference call live by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers and reference access code “CIT Group” or access the audio web cast at the following website: http://ir.cit.com. An audio replay of the call will be available until 11:59 p.m. (EST) on March 1, 2011, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 90041701, or at the following website: http://ir.cit.com.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $35 billion in finance and leasing assets. It provides financing and leasing capital to its more than one million small business and middle market clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and global vendor finance. www.cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT's changes in its senior management team affects CIT's ability to react to and address key business and regulatory issues, the risk that CIT is delayed in transitioning certain business platforms to CIT Bank and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non GAAP Measurements

Net finance revenue is a non-GAAP measurement used by management to gauge portfolio performance. ‘Pre FSA’ is non-GAAP and provides the user with additional data that is more comparable to historical and peer disclosures.

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CIT MEDIA RELATIONS: C. Curtis Ritter Vice President - Director of External and Internal Communications & Media Relations (973) 740-5390 Curt.Ritter@cit.com	CIT INVESTOR RELATIONS: Ken Brause Executive Vice President (212) 771-9650 Ken.Brause@cit.com

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in millions, except per share data)

	Quarters Ended		Year Ended December 31, 2010
	December 31, 2010	September 30, 2010
Interest income		(Restated)
Interest and fees on loans	$746.9	$830.9	$3,691.7
Interest and dividends on investments	7.1	7.2	28.9

Total interest income	754.0	838.1	3,720.6

Interest expense
Interest on long-term borrowings	(679.1)	(710.4)	(2,989.3)
Interest on deposits	(24.6)	(23.7)	(87.4)

Total interest expense	(703.7)	(734.1)	(3,076.7)

Net interest revenue	50.3	104.0	643.9
Provision for credit losses	(182.4)	(165.1)	(820.3)

Net interest revenue, after credit provision	(132.1)	(61.1)	(176.4)

Other income
Rental income on operating leases	398.3	397.7	1,639.7
Other	223.8	289.5	1,002.2

Total other income	622.1	687.2	2,641.9

Other expenses
Depreciation on operating lease equipment	(166.6)	(161.7)	(679.1)
Operating expenses	(250.0)	(228.8)	(1,018.3)

Total other expenses	(416.6)	(390.5)	(1,697.4)

Income before provision for income taxes	73.4	235.6	768.1
Benefit (provision) for income taxes	2.0	(117.3)	(246.9)

Net income before attribution of noncontrolling interests	75.4	118.3	521.2
Net (income) loss attributable to noncontrolling interests, after tax	(0.6)	(2.5)	(4.4)

Net income	$74.8	$115.8	$516.8

Basic earnings per common share	$0.37	$0.58	$2.58
Diluted earnings per common share	$0.37	$0.58	$2.58
Average number of common shares - basic (thousands)	200,359	200,323	200,201
Average number of common shares - diluted (thousands)	200,905	200,668	200,575

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	December 31, 2010	September 30, 2010	December 31, 2009
		(Restated)	(Revised)
Assets
Total cash and deposits	$11,204.0	$11,201.7	$9,825.9
Trading assets at fair value - derivatives	25.7	45.2	44.1
Assets held for sale	1,218.5	887.7	343.8

Loans	24,500.5	27,237.0	34,837.6
Allowance for loan losses	(416.2)	(425.5)	-

Total loans, net of allowance for loan losses	24,084.3	26,811.5	34,837.6

Operating lease equipment, net	11,136.7	10,966.8	10,911.9
Goodwill	277.4	277.4	277.4
Intangible assets, net	119.2	141.5	225.1
Unsecured counterparty receivable	534.5	682.5	1,094.5
Other assets	2,357.9	2,495.8	2,467.1

Total assets	$50,958.2	$53,510.1	$60,027.4

Liabilities
Deposits	$4,536.2	$4,733.0	$5,177.7
Trading liabilities at fair value - derivatives	126.3	123.0	41.9
Credit balances of factoring clients	935.3	959.2	892.9
Other liabilities	2,466.9	2,440.9	2,250.5
Long-term borrowings
Secured borrowings	10,965.8	12,002.5	14,346.5
Secured credit facility and expansion facility	3,042.6	3,044.2	7,716.6
Series A notes	19,037.9	18,959.1	18,733.6
Series B notes	765.8	2,192.9	2,198.2
Other debt	167.7	209.4	268.1

Total long-term borrowings	33,979.8	36,408.1	43,263.0

Total liabilities	42,044.5	44,664.2	51,626.0

Equity
Stockholders' equity
Common stock	2.0	2.0	2.0
Paid-in capital	8,434.1	8,426.6	8,398.0
Accumulated earnings	498.3	423.6	-
Accumulated other comprehensive (loss) income	(9.6)	1.1	-
Treasury stock, at cost	(8.8)	(4.0)	-

Total common stockholders' equity	8,916.0	8,849.3	8,400.0
Noncontrolling interests	(2.3)	(3.4)	1.4

Total equity	8,913.7	8,845.9	8,401.4

Total liabilities and equity	$50,958.2	$53,510.1	$60,027.4

Book Value Per Common Share
Book value per common share	$44.48	$44.19	$41.99
Tangible book value per common share	$42.50	$42.10	$39.48

CIT GROUP INC. AND SUBSIDIARIES
SELECT BALANCES
(dollars in millions)

INCOME STATEMENT ITEMS	2010 Quarters Ended				Year Ended December 31, 2010

	December 31	September 30(1)	June 30(1)	March 31(1)

Other Income

Recoveries of pre-FSA charge-offs	$69.3	$51.8	$113.1	$44.0	$278.2
Gains on loan and portfolio sales	35.3	104.4	75.1	37.0	251.8
Gains on sales of leasing equipment	28.4	44.1	54.2	27.9	154.6
Fees, commissions and other revenue	28.0	41.7	33.6	42.6	145.9
Factoring commissions	36.6	37.3	34.9	36.2	145.0
Counterparty receivable accretion	17.7	20.0	23.9	35.8	97.4
(Loss) gain on non-qualifying hedge derivatives
and foreign currency exchange	8.5	(9.8)	3.7	(73.1)	(70.7)

Total other income	$223.8	$289.5	$338.5	$150.4	$1,002.2

Operating Expenses
Salaries and general operating expenses:
Compensation and benefits	$114.2	$137.6	$179.4	$140.3	$571.5
Professional fees	37.4	23.1	25.6	29.7	115.8
Technology	18.0	19.6	18.2	19.2	75.0
Provision for severance and facilities exiting activities	31.5	6.2	2.6	11.9	52.2
Occupancy expense	10.8	11.9	11.3	14.9	48.9
Other expenses	38.1	30.4	40.7	45.7	154.9

Total operating expenses	$250.0	$228.8	$277.8	$261.7	$1,018.3

Fresh Start Accounting:
Accretion / (Amortization)
Interest income	$331.4	$345.2	$439.9	$499.7	$1,616.2

Interest expense	(106.0)	(120.8)	(73.2)	(94.7)	(394.7)

Rental income on operating leases	(20.5)	(30.4)	(26.6)	(26.2)	(103.7)
Other income	17.7	20.0	23.9	35.8	97.4
Depreciation expense	66.5	66.5	71.0	68.5	272.5

Total	$289.1	$280.5	$435.0	$483.1	$1,487.7

BALANCE SHEET ITEMS

Fresh Start Accounting:	Accretable	Non-accretable	Accretable	Non-accretable

(Discount) / Premium	December 31, 2010		December 31, 2009(2)

Loans	$(1,555.4)	$(372.2)	$(3,619.2)	$(1,668.7)
Operating lease equipment, net	(3,022.0)	-	(3,237.9)	-
Goodwill and Intangible assets	119.2	277.4	225.1	277.4
Other assets	(223.4)	-	(320.8)	-

Total assets	$(4,681.6)	$(94.8)	$(6,952.8)	$(1,391.3)

Deposits	$38.5	$-	$90.5	$-
Long-term borrowings	(2,948.5)	-	(3,396.5)	-
Other liabilities	-	339.6	-	336.6

Total liabilities	$(2,910.0)	$339.6	$(3,306.0)	$336.6

	Accretable	Non-accretable	Accretable	Non-accretable	Accretable	Non-accretable

	September 30, 2010(1)		June 30, 2010(1)		March 31, 2010(1)

Loans	$(1,932.4)	$(565.6)	$(2,387.5)	$(1,153.5)	$(3,131.6)	$(1,473.6)
Operating lease equipment, net	(3,052.8)	-	(3,105.6)	-	(3,150.8)	-
Goodwill and Intangible assets	141.4	277.4	174.4	277.4	209.1	277.4
Other assets	(241.2)	-	(261.2)	-	(285.1)	-

Total assets	$(5,085.0)	$(288.2)	$(5,579.9)	$(876.1)	$(6,358.4)	$(1,196.2)

Deposits	$47.5	$-	$58.4	$-	$74.7	$-
Long-term borrowings	(3,063.8)	-	(3,195.0)	-	(3,284.9)	-
Other liabilities	-	220.4	-	285.4	-	306.7

Total liabilities	$(3,016.3)	$220.4	$(3,136.6)	$285.4	$(3,210.2)	$306.7

(1) Certain balances have been restated.

(2) Certain balances have been revised.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

	December 31, 2010	September 30, 2010(1)	June 30, 2010(1)	March 31, 2010(1)	December 31, 2009

FINANCING AND LEASING ASSETS					(Revised)
Corporate Finance
Finance receivables	$8,482.2	$9,730.0	$10,346.2	$12,145.3	$12,165.8
Operating lease equipment, net	83.2	98.2	105.6	135.7	137.3
Assets held for sale	219.2	439.3	514.8	287.8	292.6

Financing and leasing assets	8,784.6	10,267.5	10,966.6	12,568.8	12,595.7

Transportation Finance
Finance receivables	1,388.9	1,576.0	1,636.9	1,778.3	1,808.1
Operating lease equipment, net	10,618.8	10,324.5	10,296.9	10,177.5	10,089.2
Assets held for sale	2.8	28.1	10.4	11.6	17.2

Financing and leasing assets	12,010.5	11,928.6	11,944.2	11,967.4	11,914.5

Trade Finance
Finance receivables	2,387.4	2,605.5	2,514.6	2,794.1	2,991.0

Vendor Finance
Finance receivables	4,166.1	5,117.3	6,101.3	6,795.9	8,189.0
Operating lease equipment, net	434.7	544.1	551.9	620.4	685.4
Assets held for sale	749.8	-	18.8	479.8	-

Financing and leasing assets	5,350.6	5,661.4	6,672.0	7,896.1	8,874.4

Consumer
Finance receivables - student lending	8,035.5	8,156.4	8,723.5	8,864.8	9,584.2
Finance receivables - other	40.4	51.8	66.1	81.2	99.5
Assets held for sale	246.7	420.3	28.5	589.6	34.0

Financing and leasing assets	8,322.6	8,628.5	8,818.1	9,535.6	9,717.7

Total financing and leasing assets	$36,855.7	$39,091.5	$40,915.5	$44,762.0	$46,093.3

OTHER ASSETS
Deposits on commercial aerospace equipment	$609.7	$582.5	$619.8	$647.7	$635.9
Equity and debt investments	328.5	348.3	342.4	336.1	373.6
Other counterparty receivables	310.7	294.7	5.1	61.0	80.2
Deferred debt costs	126.4	122.3	19.3	21.7	3.6
Tax receivable, other than income taxes	125.1	127.8	109.0	197.3	215.9
Maintenance fee receivables	115.3	109.3	115.1	104.2	70.3
Accrued interest and dividend receivables	97.7	141.2	171.9	206.4	214.7
Prepaid expenses	87.5	86.0	90.7	78.0	81.2
Furniture and fixtures	79.3	90.3	91.8	93.8	102.8
Retained interests in securitizations	-	-	-	-	139.7
Other	477.7	593.4	1,166.2	692.8	549.2

Total other assets	$2,357.9	$2,495.8	$2,731.3	$2,439.0	$2,467.1

AVERAGE BALANCES AND RATES
	Quarter Ended December 31, 2010		Quarter Ended Setpember 30, 2010(1)		Quarter Ended June 30, 2010(1)		Quarter Ended March 31, 2010(1)		Year Ended December 31, 2010

Assets	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Deposits with banks	$10,930.6	0.2%	$10,415.7	0.2%	$9,855.0	0.2%	$9,531.1	0.2%	$10,136.1	0.2%
Investments	340.6	1.9%	346.8	1.8%	346.2	3.1%	347.7	3.9%	345.9	2.7%
Loans (including held for sale assets)	27,065.0	11.4%	29,280.1	11.7%	31,908.9	13.1%	34,955.0	12.9%	30,840.1	12.3%

Total interest earning assets / interest income	38,336.2	8.1%	40,042.6	8.6%	42,110.1	9.9%	44,833.8	10.1%	41,322.1	9.2%
Operating lease equipment, net	11,017.3	8.4%	10,975.8	8.6%	10,973.5	8.7%	10,945.2	9.2%	10,981.0	8.7%
Other	2,951.1		3,359.3		3,571.3		3,890.3		3,428.7

Total average assets	$52,304.6		$54,377.7		$56,654.9		$59,669.3		$55,731.8

Liabilities
Deposits	$4,644.4	2.1%	$4,710.4	2.0%	$4,723.2	1.5%	$5,005.8	1.7%	$4,780.1	1.8%
Long-term borrowings	35,194.3	7.7%	37,321.6	7.6%	39,925.9	7.9%	42,929.3	7.6%	38,807.4	7.7%

Total interest-bearing liabilities	39,838.7	7.1%	42,032.0	7.0%	44,649.1	7.2%	47,935.1	6.9%	43,587.5	7.1%
Credit balances of factoring clients	954.9		949.3		867.7		866.8		910.5
Other	11,511.0		11,396.4		11,138.1		10,867.4		11,233.8

Total average liabilities and equity	$52,304.6		$54,377.7		$56,654.9		$59,669.3		$55,731.8

(1) Certain balances have been restated.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

CREDIT METRICS - AFTER FRESH START ACCOUNTING

Gross Charge-offs To Average Finance Receivables	Quarter Ended		Quarter Ended		Quarter Ended		Quarter Ended		Year Ended
	December 31, 2010		September 30, 2010(1)		June 30, 2010(1)		March 31, 2010(1)		December 31, 2010

Corporate Finance	$109.8	4.73%	$41.1	1.61%	$53.2	1.82%	$62.2	1.98%	$266.3	2.43%
Transportation Finance	4.8	1.28%	-	-	-	-	-	-	4.8	0.29%
Trade Finance	6.8	1.07%	7.8	1.18%	12.5	1.90%	2.7	0.38%	29.8	1.12%
Vendor Finance	79.8	6.60%	55.0	3.75%	38.2	2.38%	10.3	0.53%	183.3	2.94%

Commercial Segments	201.2	4.43%	103.9	2.04%	103.9	1.85%	75.2	1.20%	484.2	2.25%
Consumer	4.2	0.21%	8.0	0.37%	9.4	0.42%	4.5	0.19%	26.1	0.30%

Total	$205.4	3.12%	$111.9	1.55%	113.3	1.44%	$79.7	0.92%	$510.3	1.68%

Net Charge-offs To Average Finance Receivables*
Corporate Finance	$100.2	4.31%	$40.5	1.59%	$51.9	1.77%	$60.8	1.93%	$253.4	2.32%
Transportation Finance	4.8	1.28%	-	-	-	-	-	-	4.8	0.29%
Trade Finance	6.2	0.98%	7.3	1.10%	12.4	1.89%	2.7	0.38%	28.6	1.08%
Vendor Finance	64.4	5.32%	45.8	3.13%	32.7	2.04%	9.5	0.49%	152.4	2.45%

Commercial Segments	175.6	3.86%	93.6	1.84%	97.0	1.72%	73.0	1.17%	439.2	2.04%
Consumer	4.0	0.20%	7.5	0.35%	9.3	0.42%	4.5	0.19%	25.3	0.29%

Total	$179.6	2.73%	$101.1	1.40%	$106.3	1.36%	$77.5	0.90%	$464.5	1.53%

Non-accruing Loans To Finance Receivables**	December 31, 2010		September 30, 2010		June 30, 2010(1)		March 31, 2010(1)		December 31, 2009

Corporate Finance	$1,239.8	14.62%	$1,516.0	15.58%	$1,644.7	15.91%	$1,468.1	12.08%	$1,374.8	11.30%
Transportation Finance	63.2	4.55%	182.7	11.59%	160.5	9.80%	172.8	9.72%	6.8	0.38%
Trade Finance	164.4	6.89%	198.7	7.63%	96.0	3.82%	90.5	3.24%	90.5	3.03%
Vendor Finance	147.9	3.55%	126.7	2.48%	149.2	2.45%	179.4	2.64%	102.2	1.25%

Commercial Segments	1,615.3	9.84%	2,024.1	10.64%	2,050.4	9.95%	1,910.8	8.13%	1,574.3	6.26%
Consumer	0.7	0.01%	1.2	0.01%	1.5	0.02%	0.7	0.01%	0.1	-

Total	$1,616.0	6.60%	$2,025.3	7.44%	$2,051.9	6.98%	$1,911.5	5.89%	$1,574.4	4.52%

* Net charge-offs do not include recoveries of $69.3 million, $51.8 million, $113.1 million, and $44.0 million recorded in Other Income for the quarters ended December 31, September 30, June 30, and March 31, 2010 and $278.2 million for the year ended December 31, 2010.

** Non-accrual loans include loans held for sale. Non-accrual loans at September 30, June 30, and March 31, 2010 do not include balances associated with an entity, which is now consolidated in accordance with 2010 accounting guidance.

CREDIT METRICS - BEFORE FRESH START ACCOUNTING (NON-GAAP)

	Quarter Ended December 31, 2010		Quarter Ended September 30, 2010		Quarter Ended June 30, 2010(1)		Quarter Ended March 31, 2010(1)		Year Ended December 31, 2010
Gross Charge-offs To Average Finance Receivables

Corporate Finance	$182.9	6.95%	$129.7	4.42%	$164.2	4.75%	$135.9	3.60%	$612.7	4.78%
Transportation Finance	5.0	1.21%	-	-	-	-	-	-	5.0	0.27%
Trade Finance	6.8	1.07%	7.8	1.17%	12.5	1.90%	4.7	0.66%	31.8	1.19%
Vendor Finance	101.5	8.03%	77.6	5.09%	55.1	3.19%	67.9	3.23%	302.1	4.54%

Commercial Segments	296.2	5.99%	215.1	3.86%	231.8	3.66%	208.5	2.94%	951.6	3.96%
Consumer	9.5	0.44%	18.2	0.76%	19.8	0.79%	28.6	1.08%	76.1	0.78%

Total	$305.7	4.30%	$233.3	2.93%	$251.6	2.85%	$237.1	2.43%	$1,027.7	3.05%

Non-accruing Loans To Finance Receivables	December 31, 2010		September 30, 2010		June 30, 2010(1)		March 31, 2010(1)		December 31, 2009

Corporate Finance	$1,604.0	16.76%	$1,990.0	17.78%	$2,290.9	18.80%	$2,280.2	15.38%	$2,226.1	14.64%
Transportation Finance	71.3	4.64%	198.5	11.22%	175.2	9.44%	185.3	9.18%	8.4	0.38%
Trade Finance	164.4	6.89%	198.7	7.62%	96.0	3.81%	90.5	3.23%	97.3	3.24%
Vendor Finance	174.9	4.02%	191.3	3.53%	267.7	4.12%	324.6	4.43%	295.9	3.14%

Commercial Segments	2,014.6	11.29%	2,578.5	12.28%	2,829.8	12.27%	2,880.6	10.68%	2,627.7	8.80%

Consumer	1.0	0.01%	1.6	0.02%	197.2	2.00%	200.6	1.99%	197.7	1.74%

Total	$2,015.6	7.63%	$2,580.1	8.68%	$3,027.0	9.19%	$3,081.2	8.31%	$2,825.4	6.86%

Credit metrics before fresh start accounting are non-GAAP measurements and are used by management for credit trend analysis.

PROVISION AND ALLOWANCE COMPONENTS

	Provision for Credit Losses					Allowance for Loan Losses

	Quarters Ended				Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	September 30,	June 30,	March 31,
	2010	2010(1)	2010(1)	2010(1)	2010	2010	2010(1)	2010(1)	2010(1)

Specific reserves - impaired loans	$47.1	$18.0	$27.8	$28.4	$121.3	$121.3	$74.2	$56.2	$28.4
Non-specific reserves	(44.3)	46.0	112.6	120.2	234.5	294.9	351.3	300.7	185.5
Charge-offs	179.6	101.1	106.3	77.5	464.5	-	-	-	-

Totals	$182.4	$165.1	$246.7	$226.1	$820.3	$416.2	$425.5	$356.9	$213.9

(1) Certain balances have been restated.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

SEGMENT RESULTS

	Corporate Finance	Transportation Finance	Trade Finance	Vendor Finance	Commercial Segments	Consumer	Corporate and Other	Consolidated

Quarter Ended December 31, 2010
Total interest income	$360.8	$53.4	$21.7	$234.5	$670.4	$77.9	$5.7	$754.0
Total interest expense	(225.6)	(240.6)	(34.0)	(147.0)	(647.2)	(50.7)	(5.8)	(703.7)
Provision for credit losses	(169.0)	(7.4)	(1.0)	(1.0)	(178.4)	(4.0)	-	(182.4)
Rental income on operating leases	6.4	310.5	-	81.4	398.3	-	-	398.3
Other income, excluding rental income	139.9	13.6	45.1	24.0	222.6	(5.8)	7.0	223.8
Depreciation on operating lease
equipment	(3.7)	(89.2)	-	(73.7)	(166.6)	-	-	(166.6)
Other expenses	(53.6)	(30.4)	(26.8)	(68.9)	(179.7)	(16.1)	(54.2)	(250.0)

Income (loss) before provision (benefit) for income taxes	$55.2	$9.9	$5.0	$49.3	$119.4	$1.3	$(47.3)	$73.4

Net income	$47.6	$3.4	$5.9	$8.2	$65.1	$1.5	$8.2	$74.8

Funded new business volume	$496.7	$425.4	$-	$584.4	$1,506.5	$-	$-	$1,506.5
Average Earning Assets	$9,653.4	$11,930.1	$1,553.8	$5,464.0	$28,601.3	$8,450.2	$-	$37,051.5
Average Finance Receivables	$9,285.8	$1,508.8	$2,540.4	$4,834.1	$18,169.1	$8,146.5	$-	$26,315.6

Quarter ended September 30, 2010
(Restated)
Total interest income	$380.2	$55.8	$23.2	$284.4	$743.6	$89.1	$5.4	$838.1
Total interest expense	(221.4)	(237.6)	(37.7)	(160.8)	(657.5)	(68.1)	(8.5)	(734.1)
Provision for credit losses	(105.5)	(17.2)	(11.4)	(38.5)	(172.6)	(7.5)	15.0	(165.1)
Rental income on operating leases	6.1	307.7	-	83.9	397.7	-	-	397.7
Other income, excluding rental income	152.6	28.7	44.1	65.8	291.2	(8.3)	6.6	289.5
Depreciation on operating lease
equipment	(3.2)	(82.2)	-	(76.3)	(161.7)	-	-	(161.7)
Other expenses	(69.7)	(36.7)	(30.7)	(69.6)	(206.7)	(19.1)	(3.0)	(228.8)

Income (loss) before provision (benefit) for income taxes	$139.1	$18.5	$(12.5)	$88.9	$234.0	$(13.9)	$15.5	$235.6

Net income (loss)	$66.1	$11.5	(10.5)	$83.5	$150.6	$(13.1)	$(21.7)	$115.8

Funded new business volume	$316.5	$209.5	$-	$541.9	$1,067.9	$-	$-	$1,067.9
Average Earning Assets	$10,719.1	$11,968.9	$1,703.4	$6,413.8	$30,805.2	$8,722.8	$-	$39,528.0
Average Finance Receivables	$10,220.5	$1,639.8	$2,641.8	$5,857.2	$20,359.3	$8,608.6	$-	$28,967.9

Year Ended December 31, 2010
Total interest income	$1,783.7	$230.7	$99.8	$1,226.1	$3,340.3	$359.6	$20.7	$3,720.6
Total interest expense	(1,021.8)	(970.8)	(162.8)	(666.1)	(2,821.5)	(245.0)	(10.2)	(3,076.7)
Provision for credit losses	(503.6)	(28.9)	(58.6)	(203.9)	(795.0)	(25.3)	-	(820.3)
Rental income on operating leases	28.6	1,240.0	-	372.2	1,640.8	-	(1.1)	1,639.7
Other income, excluding rental income	601.5	82.7	189.8	161.8	1,035.8	10.0	(43.6)	1,002.2
Depreciation on operating lease
equipment	(15.6)	(335.9)	-	(328.1)	(679.6)	-	0.5	(679.1)
Other expenses	(293.5)	(152.2)	(122.5)	(311.7)	(879.9)	(79.4)	(59.0)	(1,018.3)

Income (loss) before provision (benefit) for income taxes	$579.3	$65.6	$(54.3)	$250.3	$840.9	$19.9	$(92.7)	$768.1

Net income (loss)	$464.5	$41.2	$(48.7)	$126.5	$583.5	$20.4	$(87.1)	$516.8

Funded new business volume	$1,203.7	$1,116.1	$-	$2,191.0	$4,510.8	$-	$-	$4,510.8
Average Earning Assets	$11,246.5	$11,980.9	$1,702.7	$6,946.0	$31,876.1	$8,968.2	$-	$40,844.3
Average Finance Receivables	$10,944.1	$1,681.4	$2,662.1	$6,230.4	$21,518.0	$8,791.4	$-	$30,309.4

CIT GROUP INC. AND SUBSIDIARIES
RESTATED UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in millions, except per share data)

	Quarter Ended March 31, 2010			Quarter Ended June 30, 2010			Quarter Ended September 30, 2010			Nine Months Ended September 30, 2010

	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Restated
Interest income
Interest and fees
on loans(1)(2)(3)	$1,043.5	$53.9	$1,097.4	$987.2	$29.3	$1,016.5	$809.5	$21.4	$830.9	$2,884.7	$60.1	$2,944.8
Interest and dividends
on investments(4)	5.5	1.8	7.3	6.3	1.0	7.3	6.2	1.0	7.2	18.0	3.8	21.8

Total interest income	1,049.0	55.7	1,104.7	993.5	30.3	1,023.8	815.7	22.4	838.1	2,902.7	63.9	2,966.6

Interest expense
Interest on long-term
borrowings(1)(5)	(807.7)	(2.9)	(810.6)	(784.7)	(4.5)	(789.2)	(706.9)	(3.5)	(710.4)	(2,300.2)	(10.0)	(2,310.2)
Interest on
deposits(6)(7)	(30.1)	9.3	(20.8)	(28.9)	10.6	(18.3)	(25.3)	1.6	(23.7)	(77.5)	14.7	(62.8)

Total interest expense	(837.8)	6.4	(831.4)	(813.6)	6.1	(807.5)	(732.2)	(1.9)	(734.1)	(2,377.7)	4.7	(2,373.0)

Net interest revenue	211.2	62.1	273.3	179.9	36.4	216.3	83.5	20.5	104.0	525.0	68.6	593.6
Provision for credit
losses(1)(8)	(186.6)	(39.5)	(226.1)	(260.7)	14.0	(246.7)	(165.2)	0.1	(165.1)	(636.0)	(1.9)	(637.9)

Net interest revenue, after credit provision	24.6	22.6	47.2	(80.8)	50.4	(30.4)	(81.7)	20.6	(61.1)	(111.0)	66.7	(44.3)

Other income
Rental income on
operating leases(9)	418.2	7.6	425.8	419.7	(1.8)	417.9	398.4	(0.7)	397.7	1,236.3	5.1	1,241.4
Other(1)(10)	132.2	18.2	150.4	330.6	7.9	338.5	269.4	20.1	289.5	760.3	18.1	778.4

Total other income	550.4	25.8	576.2	750.3	6.1	756.4	667.8	19.4	687.2	1,996.6	23.2	2,019.8

Other expenses
Depreciation on
operating lease
equipment	(173.5)	0.8	(172.7)	(179.0)	0.9	(178.1)	(161.7)	-	(161.7)	(512.9)	0.4	(512.5)
Operating expenses(1)	(261.9)	0.2	(261.7)	(277.0)	(0.8)	(277.8)	(228.8)	-	(228.8)	(767.2)	(1.1)	(768.3)

Total other expenses	(435.4)	1.0	(434.4)	(456.0)	0.1	(455.9)	(390.5)	-	(390.5)	(1,280.1)	(0.7)	(1,280.8)

Income before provision for income taxes	139.6	49.4	189.0	213.5	56.6	270.1	195.6	40.0	235.6	605.5	89.2	694.7
Provision for income taxes(11)	(42.5)	(0.9)	(43.4)	(71.1)	(17.1)	(88.2)	(64.2)	(53.1)	(117.3)	(187.2)	(61.7)	(248.9)

Net income before attribution of noncontrolling
interests	97.1	48.5	145.6	142.4	39.5	181.9	131.4	(13.1)	118.3	418.3	27.5	445.8

Net (income) loss attributable to noncontrolling
interests, after tax	0.2	(1.2)	(1.0)	(0.3)	-	(0.3)	0.1	(2.6)	(2.5)	-	(3.8)	(3.8)

Net income	$97.3	$47.3	$144.6	$142.1	$39.5	$181.6	$131.5	$(15.7)	$115.8	$418.3	$23.7	$442.0

Basic earnings per common share	$0.49	$0.23	$0.72	$0.71	$0.20	$0.91	$0.66	$(0.08)	$0.58	$2.09	$0.12	$2.21
Average number of common shares - basic
(thousands)	200,040		200,040	200,075	200,075		200,323		200,323	200,147		200,147
Diluted earnings per common share	$0.49	$0.23	$0.72	$0.71	$0.20	$0.91	$0.66	$(0.08)	$0.58	$2.09	$0.11	$2.20
Average number of common shares - diluted
(thousands)	200,076		200,076	200,644	200,644		200,668		200,668	200,464		200,464

"As Originally Reported" reflects balances reported in the March 31, 2010, June 30, 2010 and September 30, 2010 Form 10-Q.

"Corrections" reflect changes to the originally reported balances and are described below. The sum of the quarterly corrections does not equal the nine months as the nine months already included certain corrections from the March and June quarters.

"As Restated" reflects the final restated balances.

Corrections

(1) The change in interest and fees on loans, interest on long term borrowings, provision for credit losses, other income and operating expenses due to the consolidation of an entity that should have been consolidated as of January 1, 2010 in accordance with the new consolidation accounting guidance is summarized as follows:

	March	June	September
Interest and fees on loans	$5.8	$7.2	$6.9
Interest on long term borrowings	$(3.1)	$(3.1)	$(3.7)
Provision for credit losses	$0.4	$(2.4)	$0.1
Other income	$(1.2)	$(1.0)	$(0.2)
Operating expenses	$(0.5)	$(0.6)	$(0.1)

(2) Correction of certain 2010 first quarter accretion-related errors were associated with performing loans in the Corporate Finance and Transportation Finance segments. This resulted in $10.9 million of accretion income that had been incorrectly reported in the second quarter being correctly reported in the first quarter. In addition, certain other accretion-related errors in Corporate Finance loans related to accretion income that had not been correctly recorded in the quarters ended March 31 and June 30, 2010, were corrected.

(3) Interest and fees on loans corrected for cash proceeds received on loans that should have been recognized as interest income for the March, June and September quarters.

(4) Interest and dividends on investments increased to reflect distributions received on an investment in a partnership that was incorrectly deferred.

(5) Interest expense on long-term borrowings corrected for duplicative recognition of certain interest charges in the quarters ended March 31 and June 30, 2010.

(6) Interest on deposits corrected to remove amortization of capitalized broker deposit fees that should have been written off at December 31, 2009 in conjunction with the application of FSA.

(7) Interest on deposits corrected to reflect a reduction in the deposit balance as of December 31, 2009 of $40.9 million due to a duplication of an accrual for accrued interest payable and the associated amortization of the revised FSA deposit balance and to reflect early redemption of certain deposits.

(8) Provision for credit losses restated principally to correct the inappropriate utilization of approximately $35 million of non-accretable discount in the first quarter of 2010 to offset loan impairments that should have been charged to provision for credit losses in that quarter, as well as reverse approximately $10 million of impairment charges taken in the second quarter of 2010 that should not have been recognized after re-establishing the aforementioned non-accretable discount.

(9) Rental income on operating leases corrected to write off intangible assets at the time the underlying lease was terminated and to correct for certain intangible assets written off in the March quarter but the lease was terminated prior to the emergence date.

(10) Other income corrected upward in the first and second quarters of 2010 to record fees earned on a Vendor Finance liquidating portfolio that had been incorrectly deferred. Other income also increased in the first and third quarters of 2010, and decreased in the second quarter, to correct errors in the recording of gains on certain asset sales as well as gains associated with certain derivative financial instruments.

(11) Provision for income tax adjustment relates to (1) valuation allowances that should have been recorded against certain deferred tax assets during the quarters, (2) a reduction to deferred tax assets on net operating loss carry-forwards consequent to the sale of a leveraged lease during the third quarter, and (3) recording other corrections.

CIT GROUP INC. AND SUBSIDIARIES
RESTATED UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	At September 30, 2010			At June 30, 2010			At March 31, 2010			At December 31, 2009

	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Revised

Assets
Total cash and
deposits(1)	$11,178.0	$23.7	$11,201.7	$10,666.4	$12.0	$10,678.4	$10,015.6	$50.0	$10,065.6	$9,825.9	$-	$9,825.9
Trading assets at fair
value - derivatives	45.2	-	45.2	216.1	-	216.1	93.5	-	93.5	44.1	-	44.1
Assets held for sale	887.7	-	887.7	572.5	-	572.5	1,368.8	-	1,368.8	343.8	-	343.8
Loans(1)(2)(3)	26,753.4	483.6	27,237.0	28,883.2	505.4	29,388.6	32,025.7	433.9	32,459.6	34,865.8	(28.2)	34,837.6
Allowance for loan
losses(1)(4)	(397.1)	(28.4)	(425.5)	(337.8)	(19.1)	(356.9)	(180.8)	(33.1)	(213.9)	-	-	-

Total loans, net of
allowance for loan
losses	26,356.3	455.2	26,811.5	28,545.4	486.3	29,031.7	31,844.9	400.8	32,245.7	34,865.8	(28.2)	34,837.6
Operating lease
equipment, net	10,964.5	2.3	10,966.8	10,950.7	3.7	10,954.4	10,931.0	2.6	10,933.6	10,910.0	1.9	10,911.9

Goodwill and
intangible
assets, net(5)	391.4	27.5	418.9	407.9	43.9	451.8	440.9	45.6	486.5	464.5	38.0	502.5
Unsecured
counterparty
receivable	682.5	-	682.5	818.7	-	818.7	914.6	-	914.6	1,094.5	-	1,094.5
Other assets(6)	2,476.4	19.4	2,495.8	2,739.1	(7.8)	2,731.3	2,451.2	(12.2)	2,439.0	2,480.5	(13.4)	2,467.1

Total assets	$52,982.0	$528.1	$53,510.1	$54,916.8	$538.1	$55,454.9	$58,060.5	$486.8	$58,547.3	$60,029.1	$(1.7)	$60,027.4

Liabilities
Deposits(7)	$4,788.6	$(55.6)	$4,733.0	$4,708.9	$(53.9)	$4,655.0	$4,853.6	$(47.0)	$4,806.6	$5,218.6	$(40.9)	$5,177.7
Trading liabilities
at fair value -
derivatives	123.0	-	123.0	46.9	-	46.9	55.7	-	55.7	41.9	-	41.9
Credit balances of
factoring clients	959.2	-	959.2	877.3	-	877.3	881.1	-	881.1	892.9	-	892.9
Other liabilities	2,339.7	101.2	2,440.9	2,373.3	49.0	2,422.3	2,372.0	34.4	2,406.4	2,211.3	39.2	2,250.5
Total long-term
borrowings(1)	35,940.7	467.4	36,408.1	38,276.5	467.4	38,743.9	41,369.1	467.4	41,836.5	43,263.0	-	43,263.0

Total liabilities	44,151.2	513.0	44,664.2	46,282.9	462.5	46,745.4	49,531.5	454.8	49,986.3	51,627.7	(1.7)	51,626.0

Equity
Stockholders' equity
Common stock	2.0	-	2.0	2.0	-	2.0	2.0	-	2.0	2.0	-	2.0
Paid-in capital	8,426.6	-	8,426.6	8,419.1	-	8,419.1	8,403.8	-	8,403.8	8,398.0	-	8,398.0
Accumulated
earnings(8)	403.9	19.7	423.6	225.0	82.8	307.8	82.9	43.3	126.2	-	-	-
Accumulated other
comprehensive (loss)
income	1.1	-	1.1	(9.7)	-	(9.7)	39.2	(4.0)	35.2	-	-	-
Treasury stock, at cost	(4.0)	-	(4.0)	(4.0)	-	(4.0)	(0.1)	-	(0.1)	-	-	-

Total common
stockholders' equity	8,829.6	19.7	8,849.3	8,632.4	82.8	8,715.2	8,527.8	39.3	8,567.1	8,400.0	-	8,400.0
Noncontrolling interests(9)	1.2	(4.6)	(3.4)	1.5	(7.2)	(5.7)	1.2	(7.3)	(6.1)	1.4	-	1.4

Total equity	8,830.8	15.1	8,845.9	8,633.9	75.6	8,709.5	8,529.0	32.0	8,561.0	8,401.4	-	8,401.4

Total liabilities
and equity	$52,982.0	$528.1	$53,510.1	$54,916.8	$538.1	$55,454.9	$58,060.5	$486.8	$58,547.3	$60,029.1	$(1.7)	$60,027.4

Book Value Per Common
Share
Book value per common share	$44.09	$0.10	$44.19	$43.11	$0.41	$43.52	$42.63	$0.20	$42.83	$41.99	$-	$41.99

Tangible book value per common share	$42.14	$(0.04)	$42.10	$41.07	$0.19	$41.26	$40.43	$(0.03)	$40.40	$39.67	$(0.19)	$39.48

"As Originally Reported" reflects balances reported in the March 31, 2010, June 30, 2010 and September 30, 2010 Form 10-Q.

"Corrections" reflect changes to the originally reported balances and are described below.

"As Restated" reflects the final restated balances.

Corrections

(1) The increase in cash, loans, allowance for loan losses and long term borrowings for the first three quarters of 2010 reflects the consolidation of an entity that should have been consolidated as of January 1, 2010 in accordance with the new consolation accounting guidance.

	March	June	September
Cash	$50.0	$12.0	$23.7
Loans	$434.3	$474.7	$465.2
Allowance for loan losses	$(26.7)	$(29.1)	$(28.4)
Long term borrowings	$467.4	$467.4	$467.4

(2) Correction of the outstanding loans balance for the understatement of accretion in the first and second quarters of 2010.

(3) The December 31, 2009 loan balance corrected due primarily to adjustment of the opening FSA balance associated with certain leveraged leases.

(4) The allowance for loan losses corrected for the utilization of non-accretable discount in the first quarter of 2010, as discussed in footnote 8 to the previous table, Restated Consolidated Statement of Operations.

(5) Corrections for goodwill correspond to (a) initial misapplication of FSA on certain loans, (b) an investment in partnership where income distributions received were incorrectly deferred, (c) decrease deposits due to a duplication of accrued interest payable, (d) increase the deferred tax asset valuation allowance, (e) decrease the valuation of certain leveraged leases and (f) capitalized broker deposit fees that should have been charged off at December 31, 2009. As stockholders’ equity was stated at fair value at December 31, 2009, as required by FSA, the net effect of the aforementioned corrections was an adjustment to Goodwill.

(6) Other assets decreased due to the write-off of fees.

(7) Decrease in deposits primarily reflects the correction of the over accrual of interest payable.

(8) Accumulated earnings increased due to the corrections to net income.

(9) Noncontrolling interest correction is due to the consolidation of an entity that should have been consolidated as of January 1, 2010 in accordance with the new consolidation accounting guidance.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

RESTATED SEGMENT RESULTS	Quarter Ended March 31, 2010			Quarter Ended June 30, 2010

	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Restated

Corporate Finance
Total interest income	$504.0	$44.0	$548.0	$481.7	$13.0	$494.7
Total interest expense	(297.0)	(1.8)	(298.8)	(273.6)	(2.4)	(276.0)
Provision for credit losses	(94.4)	(39.5)	(133.9)	(109.2)	14.0	(95.2)
Rental income on operating leases	8.8	-	8.8	7.3	-	7.3
Other income, excluding rental income	103.1	(0.5)	102.6	205.9	0.5	206.4
Depreciation on operating lease equipment	(4.4)	0.8	(3.6)	(5.6)	0.5	(5.1)
Other expenses	(79.4)	(0.5)	(79.9)	(89.7)	(0.6)	(90.3)

Income before provision for income taxes	$140.7	$2.5	$143.2	$216.8	$25.0	$241.8

Net income	$128.3	$13.7	$142.0	$206.4	$2.4	$208.8

Transportation Finance
Total interest income	$57.5	$6.2	$63.7	$53.4	$4.4	$57.8
Total interest expense	(258.5)	0.2	(258.3)	(234.6)	0.3	(234.3)
Provision for credit losses	(1.3)	-	(1.3)	(3.0)	-	(3.0)
Rental income on operating leases	299.2	7.6	306.8	316.8	(1.8)	315.0
Other income, excluding rental income	22.2	-	22.2	18.2	-	18.2
Depreciation on operating lease equipment	(78.6)	-	(78.6)	(85.9)	-	(85.9)
Other expenses	(39.6)	-	(39.6)	(45.5)	-	(45.5)

Income before provision for income taxes	$0.9	$14.0	$14.9	$19.4	$2.9	$22.3

Net income (loss)	$(7.8)	$25.1	$17.3	$25.1	$(16.1)	$9.0

Trade Finance
Total interest income	$30.5	$-	$30.5	$24.4	$-	$24.4
Total interest expense	(38.5)	(3.1)	(41.6)	(45.1)	(4.4)	(49.5)
Provision for credit losses	(33.9)	-	(33.9)	(12.3)	-	(12.3)
Rental income on operating leases	-	-	-	-	-	-
Other income, excluding rental income	46.1	3.1	49.2	47.0	4.4	51.4
Depreciation on operating lease equipment	-	-	-	-	-	-
Other expenses	(32.0)	-	(32.0)	(33.0)	-	(33.0)

Loss before provision for income taxes	$(27.8)	$-	$(27.8)	$(19.0)	$-	$(19.0)

Net income (loss)	$(27.8)	$1.8	$(26.0)	$(16.0)	$(2.1)	$(18.1)

Vendor Finance
Total interest income	$359.6	$2.4	$362.0	$333.2	$12.0	$345.2
Total interest expense	(167.9)	-	(167.9)	(190.4)	-	(190.4)
Provision for credit losses	(52.5)	-	(52.5)	(111.9)	-	(111.9)
Rental income on operating leases	110.8	-	110.8	96.1	-	96.1
Other income, excluding rental income	27.2	11.6	38.8	26.2	7.0	33.2
Depreciation on operating lease equipment	(90.7)	-	(90.7)	(87.8)	0.4	(87.4)
Other expenses	(86.9)	-	(86.9)	(86.3)	-	(86.3)

Income (loss) before provision for income taxes	$99.6	$14.0	$113.6	$(20.9)	$19.4	$(1.5)

Net income	$96.6	$(7.4)	$89.2	$(62.1)	$7.7	$(54.4)

Consumer
Total interest income	$92.8	$3.1	$95.9	$95.8	$0.9	$96.7
Total interest expense	(70.9)	4.1	(66.8)	(64.2)	4.8	(59.4)
Provision for credit losses	(4.5)	-	(4.5)	(9.3)	-	(9.3)
Rental income on operating leases	-	-	-	-	-	-
Other income, excluding rental income	5.8	-	5.8	18.3	-	18.3
Depreciation on operating lease equipment	-	-	-	-	-	-
Other expenses	(21.5)	-	(21.5)	(22.7)	-	(22.7)

Income before provision for income taxes	$1.7	$7.2	$8.9	$17.9	$5.7	$23.6

Net income	$5.2	$3.4	$8.6	$14.2	$9.2	$23.4

Corporate and Other
Total interest income	$4.6	$-	$4.6	$5.0	$-	$5.0
Total interest expense	(5.0)	7.0	2.0	(5.7)	7.8	2.1
Provision for credit losses	-	-	-	(15.0)	-	(15.0)
Rental income on operating leases	(0.6)	-	(0.6)	(0.5)	-	(0.5)
Other income, excluding rental income	(72.2)	4.0	(68.2)	15.0	(4.0)	11.0
Depreciation on operating lease equipment	0.2	-	0.2	0.3	-	0.3
Other expenses	(2.5)	0.7	(1.8)	0.2	(0.2)	-

Income (loss) before provision for income taxes	$(75.5)	$11.7	$(63.8)	$(0.7)	$3.6	$2.9

Net income (loss)	$(97.2)	$10.7	$(86.5)	$(25.5)	$38.4	$12.9

For description of Corrections, see Restated Unaudited Consolidated Statement of Operations page 14.

"As Originally Reported" reflects balances reported in the March 31, 2010, June 30, 2010 and September 30, 2010 Form 10-Q.

"Corrections" reflect changes to the originally reported balances and are described below.

"As Restated" reflects the final restated balances.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

RESTATED SEGMENT RESULTS	Quarter Ended September 30, 2010			Nine Months Ended September 30, 2010

	As Originally			As Originally
	Reported	Corrections	As Restated	Reported	Corrections	As Restated
Corporate Finance
Total interest income	$370.3	$9.9	$380.2	$1,397.3	$25.6	$1,422.9
Total interest expense	(218.3)	(3.1)	(221.4)	(790.3)	(5.9)	(796.2)
Provision for credit losses	(105.6)	0.1	(105.5)	(332.7)	(1.9)	(334.6)
Rental income on operating leases	6.1	-	6.1	22.2	-	22.2
Other income, excluding rental income	132.5	20.1	152.6	443.5	18.1	461.6

Depreciation on operating lease equipment	(3.2)	-	(3.2)	(11.9)	-	(11.9)
Other expenses	(69.7)	-	(69.7)	(238.8)	(1.1)	(239.9)

Income before provision for income taxes	$112.1	$27.0	$139.1	$489.3	$34.8	$524.1

Net income (loss)	$87.6	$(21.5)	$66.1	$423.5	$(6.6)	$416.9

Transportation Finance
Total interest income	$51.0	$4.8	$55.8	$162.6	$14.7	$177.3
Total interest expense	(237.6)	-	(237.6)	(730.7)	0.5	(730.2)
Provision for credit losses	(17.2)	-	(17.2)	(21.5)	-	(21.5)
Rental income on operating leases	308.4	(0.7)	307.7	924.4	5.1	929.5
Other income, excluding rental income	28.7	-	28.7	69.1	-	69.1

Depreciation on operating lease equipment	(82.2)	-	(82.2)	(246.7)	-	(246.7)
Other expenses	(36.7)	-	(36.7)	(121.8)	-	(121.8)

Income before provision for income taxes	$14.4	$4.1	$18.5	$35.4	$20.3	$55.7

Net income	$10.3	$1.2	$11.5	$27.3	$10.5	$37.8

Trade Finance
Total interest income	$23.2	$-	$23.2	$78.1	$-	$78.1
Total interest expense	(37.7)	-	(37.7)	(128.8)	-	(128.8)
Provision for credit losses	(11.4)	-	(11.4)	(57.6)	-	(57.6)
Rental income on operating leases	-	-	-	-	-	-
Other income, excluding rental income	44.1	-	44.1	144.7	-	144.7

Depreciation on operating lease equipment	-	-	-	-	-	-
Other expenses	(30.7)	-	(30.7)	(95.7)	-	(95.7)

Loss before provision for income taxes	$(12.5)	$-	$(12.5)	$(59.3)	$-	$(59.3)

Net loss	$(10.5)	$-	$(10.5)	$(54.6)	$-	$(54.6)

Vendor Finance
Total interest income	$277.0	$7.4	$284.4	$969.8	$21.8	$991.6
Total interest expense	(160.8)	-	(160.8)	(519.1)	-	(519.1)
Provision for credit losses	(38.5)	-	(38.5)	(202.9)	-	(202.9)
Rental income on operating leases	83.9	-	83.9	290.8	-	290.8
Other income, excluding rental income	65.8	-	65.8	137.8	-	137.8

Depreciation on operating lease equipment	(76.3)	-	(76.3)	(254.8)	0.4	(254.4)
Other expenses	(69.6)	-	(69.6)	(242.8)	-	(242.8)

Income before provision for income taxes	$81.5	$7.4	$88.9	$178.8	$22.2	$201.0

Net income (loss)	$79.1	$4.4	$83.5	$132.0	$(13.7)	$118.3

Consumer
Total interest income	$88.8	$0.3	$89.1	$279.9	$1.8	$281.7
Total interest expense	(69.3)	1.2	(68.1)	(204.4)	10.1	(194.3)
Provision for credit losses	(7.5)	-	(7.5)	(21.3)	-	(21.3)
Rental income on operating leases	-	-	-	-	-	-
Other income, excluding rental income	(8.3)	-	(8.3)	15.8	-	15.8
Depreciation on operating lease equipment	-	-	-	-	-	-
Other expenses	(19.1)	-	(19.1)	(63.3)	-	(63.3)

Income (loss) before provision for income taxes	$(15.4)	$1.5	$(13.9)	$6.7	$11.9	$18.6

Net income (loss)	$(14.5)	$1.4	$(13.1)	$7.0	$11.9	$18.9

Corporate and Other
Total interest income	$5.4	$-	$5.4	$15.0	$-	$15.0
Total interest expense	(8.5)	-	(8.5)	(4.4)	-	(4.4)
Provision for credit losses	15.0	-	15.0	-	-	-
Rental income on operating leases	-	-	-	(1.1)	-	(1.1)
Other income, excluding rental income	6.6	-	6.6	(50.6)	-	(50.6)

Depreciation on operating lease equipment	-	-	-	0.5	-	0.5
Other expenses	(3.0)	-	(3.0)	(4.8)	-	(4.8)

Income (loss) before provision for income taxes	$15.5	$-	$15.5	$(45.4)	$-	$(45.4)

Net income (loss)	$(20.5)	$(1.2)	$(21.7)	$(116.9)	$21.6	$(95.3)

For description of Corrections, see Restated Unaudited Consolidated Statement of Operations page 14.

"As Originally Reported" reflects balances reported in the September 30, 2010 Form 10-Q.

"Corrections" reflect changes to the originally reported balances and are described below.

"As Restated" reflects the final restated balances.

CIT GROUP INC. AND SUBSIDIARIES
RESTATED FSA BALANCES
(dollars in millions)

Fresh Start Accounting:	Accretable			Non-accretable

(Discount) / Premium	As Originally Reported	Corrections	As Restated	As Originally Reported	Corrections	As Restated

At September 30, 2010
Loans	$(1,927.3)	$(5.1)	$(1,932.4)	$(583.3)	$17.7	$(565.6)
Operating lease equipment, net	(3,055.1)	2.3	(3,052.8)	-	-	-
Goodwill and Intangible assets	136.3	5.1	141.4	255.1	22.3	277.4
Other assets	(241.2)	-	(241.2)	-	-	-

Total assets	$(5,087.3)	$2.3	$(5,085.0)	$(328.2)	$40.0	$(288.2)

Deposits	$103.1	$(55.6)	$47.5	$-	$-	$-
Long-term borrowings	(3,063.8)	-	(3,063.8)	-	-	-
Other liabilities	-	-	-	220.4	-	220.4

Total liabilities	$(2,960.7)	$(55.6)	$(3,016.3)	$220.4	$-	$220.4

At June 30, 2010
Loans	$(2,369.8)	$(17.7)	$(2,387.5)	$(1,184.9)	$31.4	$(1,153.5)
Operating lease equipment, net	(3,109.3)	3.7	(3,105.6)	-	-	-
Goodwill and Intangible assets	168.5	5.9	174.4	239.4	38.0	277.4
Other assets	(261.2)	-	(261.2)	-	-	-

Total assets	$(5,571.8)	$(8.1)	$(5,579.9)	$(945.5)	$69.4	$(876.1)

Deposits	$112.3	$(53.9)	$58.4	$-	$-	$-
Long-term borrowings	(3,195.0)	-	(3,195.0)	-	-	-
Other liabilities	-	-	-	285.4	-	285.4

Total liabilities	$(3,082.7)	$(53.9)	$(3,136.6)	$285.4	$-	$285.4

At March 31, 2010
Loans	$(3,030.0)	$(101.6)	$(3,131.6)	$(1,566.0)	$92.4	$(1,473.6)
Operating lease equipment, net	(3,153.4)	2.6	(3,150.8)	-	-	-
Goodwill and Intangible assets	201.5	7.6	209.1	239.4	38.0	277.4
Other assets	(285.2)	0.1	(285.1)	-	-	-

Total assets	$(6,267.1)	$(91.3)	$(6,358.4)	$(1,326.6)	$130.4	$(1,196.2)

Deposits	$121.6	$(46.9)	$74.7	$-	$-	$-
Long-term borrowings	(3,284.9)	-	(3,284.9)	-	-	-
Other liabilities	-	-	-	306.7	-	306.7

Total liabilities	$(3,163.3)	$(46.9)	$(3,210.2)	$306.7	$-	$306.7

	As Originally Reported	Corrections	As Revised	As Originally Reported	Corrections	As Revised

At December 31, 2009
Loans	$(3,507.3)	$(111.9)	$(3,619.2)	$(1,755.1)	$86.4	$(1,668.7)
Operating lease equipment, net	(3,239.7)	1.8	(3,237.9)	-	-	-
Goodwill and Intangible assets	225.1	-	225.1	239.4	38.0	277.4
Other assets	(321.0)	0.2	(320.8)	-	-	-

Total assets	$(6,842.9)	$(109.9)	$(6,952.8)	$(1,515.7)	$124.4	$(1,391.3)

Deposits	$131.4	$(40.9)	$90.5	$-	$-	$-
Long-term borrowings	(3,396.5)	-	(3,396.5)	-	-	-
Other liabilities	-	-	-	336.6	-	336.6

Total liabilities	$(3,265.1)	$(40.9)	$(3,306.0)	$336.6	$-	$336.6

"As Originally Reported" reflects balances reported in the March 31, 2010, June 30, 2010 and September 30, 2010 Form 10-Q.

"Corrections" reflect changes to the originally reported balances and are described below.

"As Restated" reflects the final restated balances.

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

NON-GAAP DISCLOSURES

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010		2010

Total net revenues(1)
Interest income	$754.0		$3,720.6
Rental income on operating leases	398.3		1,639.7

Finance revenue	1,152.3		5,360.3
Interest expense	(703.7)		(3,076.7)
Depreciation on operating	(166.6)		(679.1)
lease equipment

Net finance revenue	282.0		1,604.5
Other income	223.8		1,002.2

Total net revenues	$505.8		$2,606.7

	Quarter Ended June 30, 2010			Quarter Ended March 31, 2010

	As Originally			As Originally
	Reported	Corrections	As Restated	Reported	Corrections	As Restated

Total net revenues(1)
Interest income	$993.5	$30.3	$1,023.8	$1,049.0	$55.7	$1,104.7
Rental income on operating leases	419.7	(1.8)	417.9	418.2	7.6	425.8

Finance revenue	1,413.2	28.5	1,441.7	1,467.2	63.3	1,530.5
Interest expense	(813.6)	6.1	(807.5)	(837.8)	6.4	(831.4)
Depreciation on operating
lease equipment	(179.0)	0.9	(178.1)	(173.5)	0.8	(172.7)

Net finance revenue	420.6	35.5	456.1	455.9	70.5	526.4
Other income	330.6	7.9	338.5	132.2	18.2	150.4

Total net revenues	$751.2	$43.4	$794.6	$588.1	$88.7	$676.8

	Quarter Ended September 30, 2010			Nine Months Ended September 30, 2010

	As Originally			As Originally	Corrections	As Restated
	Reported	Corrections	As Restated	Reported
Total net revenues(1)
Interest income	$815.7	$22.4	$838.1	$2,902.7	$63.9	$2,966.6
Rental income on operating leases	398.4	(0.7)	397.7	1,236.3	5.1	1,241.4

Finance revenue	1,214.1	21.7	1,235.8	4,139.0	69.0	4,208.0
Interest expense	(732.2)	(1.9)	(734.1)	(2,377.7)	4.7	(2,373.0)
Depreciation on operating
lease equipment	(161.7)	-	(161.7)	(512.9)	0.4	(512.5)

Net finance revenue	320.2	19.8	340.0	1,248.4	74.1	1,322.5
Other income	269.4	20.1	289.5	760.3	18.1	778.4

Total net revenues	$589.6	$39.9	$629.5	$2,008.7	$92.2	$2,100.9

Net Finance Revenue as a % of Average Earning Assets

	Quarters Ended				Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2010

		(Restated)	(Restated)	(Restated)
GAAP - net finance revenue %	3.04%	3.44%	4.32%	4.67%	3.93%
FSA	-2.94%	-2.74%	-3.95%	-4.07%	-3.48%
Secured credit facility prepayment penalty fee	0.46%	0.25%	0.36%	0.11%	0.29%

Non-GAAP - adjusted net finance revenue %	0.56%	0.95%	0.73%	0.71%	0.74%

(1)	Total net revenues are combination of net finance revenues after depreciation on operating leases and other income.